Exhibit 4.12

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of ____________, 2013, among JAMES RIVER COAL COMPANY, a Virginia corporation (the “Company”), BDCC HOLDING COMPANY, INC., a Delaware corporation, BELL COUNTY COAL CORPORATION, a Delaware corporation, BLEDSOE COAL CORPORATION, a Kentucky corporation, BLEDSOE COAL LEASING COMPANY, a Delaware corporation, BLUE DIAMOND COAL COMPANY, a Delaware corporation, EOLIA RESOURCES, INC., a North Carolina corporation, IRP GP HOLDCO LLC, a Delaware limited liability company, IRP LP HOLDCO INC., a Delaware corporation, JAMES RIVER COAL SALES, INC., a Delaware corporation, JAMES RIVER COAL SERVICE COMPANY, a Kentucky corporation, JOHNS CREEK COAL COMPANY, a Tennessee corporation, JOHNS CREEK ELKHORN COAL CORPORATION, a Delaware corporation, JOHNS CREEK PROCESSING COMPANY, a Delaware corporation, LEECO, INC., a Kentucky corporation, MCCOY ELKHORN COAL CORPORATION, a Kentucky corporation, SHAMROCK COAL COMPANY, INCORPORATED, a Delaware corporation, TRIAD MINING, INC., an Indiana corporation, TRIAD UNDERGROUND MINING, LLC, an Indiana limited liability company, INTERNATIONAL RESOURCE PARTNERS LP, a Delaware limited partnership, INTERNATIONAL RESOURCES HOLDINGS I LLC, a Delaware limited liability company, IRP WV CORP., a Delaware corporation, INTERNATIONAL RESOURCES HOLDINGS II LLC, a Delaware limited liability company, INTERNATIONAL RESOURCES, LLC, a West Virginia limited liability company, HAMPDEN COAL COMPANY, LLC, a West Virginia limited liability company, ROCKHOUSE CREEK DEVELOPMENT, LLC, a West Virginia limited liability company, CHAFIN BRANCH COAL COMPANY, LLC, a West Virginia limited liability company, SNAP CREEK MINING, LLC, a West Virginia limited liability company, LOGAN & KANAWHA COAL CO., LLC, a West Virginia limited liability company, IRP KENTUCKY LLC, a Kentucky limited liability company, LAUREL MOUNTAIN RESOURCES LLC, a Kentucky limited liability company, BUCK BRANCH RESOURCES LLC, a Kentucky limited liability company, JELLICO MINING, LLC, a Kentucky limited liability company, and JAMES RIVER ESCROW INC., a Delaware corporation (collectively, the “Subsidiary Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed an Indenture dated as of May 22, 2013 (the “Indenture”) providing for the issuance of the Company’s 10.00% Convertible Senior Notes due 2018 (the “Securities”) and for the initial issuance of $123,261,000 aggregate principal amount of Securities, which was effected pursuant to the Indenture on May 22, 2013 in separate, privately negotiated exchange transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder (the “Privately Placed Notes”);

WHEREAS, Section 4.09(c) of the Indenture currently contemplates the Company paying, subject to the terms and conditions of the Indenture, specified additional interest to Holders of the Securities during the occurrence of certain events of default relating to the filing and effectiveness of a shelf registration statement registering the resale of the common stock issuable upon conversion of the Securities, which is referred to in the Indenture as Registration Default Interest;

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WHEREAS, the Company desires to issue additional Securities under the Indenture, as is contemplated by Section 2.02 of the Indenture, which additional Securities are not intended to be accorded the benefits of the Registration Default provisions and related Registration Default Interest provisions of Section 4.09(c) of the Indenture because such additional Securities will be issued pursuant to an effective registration statement under the Securities Act;

WHEREAS, the Company desires to amend the Indenture to clarify that the Registration Default provisions and related Registration Default Interest provisions of the Indenture are applicable only with respect to the Privately Placed Notes and are not applicable with respect to additional Securities that may be issued pursuant to the Indenture;

WHEREAS, pursuant to Section 9.01(h) of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to modify or amend the Indenture without notice to or consent of any Securityholder to add or modify any provision therein with respect to matters or questions arising thereunder which the Company may deem necessary or desirable and which does not materially and adversely affect the rights of any Holder;

WHEREAS, the Board of Directors of the Company has concluded in good faith that the amendments contemplated by this Supplemental Indenture do not materially and adversely affect the rights of any Holder;

WHEREAS, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree as follows:

1. Capitalized Terms. Capitalized terms used in this Supplemental Indenture (including the recitals hereto) without definition shall have the meanings set forth in the Indenture.

2. Amendment to Indenture. The Indenture is hereby amended as follows:

a. Section 1.01 of the Indenture is hereby amended by adding the definition of “Privately Placed Notes” in appropriate alphabetical order as follows:

“Privately Placed Notes” means the $123,261,000 aggregate principal amount of Securities issued on the Issue Date pursuant to the terms and conditions set forth herein.

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b. Section 1.01 of the Indenture is hereby amended by deleting the definition of “Registration Statement” in its entirety and replacing with the following:

“Registration Statement” means a shelf registration statement pursuant to Rule 415 under the Securities Act registering the resale of all shares of Common Stock issued or issuable upon conversion of the Privately Placed Notes.

c. Section 2.02 of the Indenture is hereby amended by deleting the first sentence of the fifth paragraph thereof in its entirety and replacing it with the following:

“The Company may, without the consent of Holders of the Securities, increase the aggregate principal amount of Securities by issuing additional Securities in the future on the same terms and conditions, except for any difference in (i) the issue date, (ii) the issue price, (iii) the initial date from which interest begins to accrue, (iv) if applicable, the existence of transfer restrictions pursuant to the Securities Act, (v) the existence and applicability of the Registration Default and Registration Default Interest provisions set forth in Section 4.09(c) herein and (vi) any other registration default or registration default interest provisions applicable to such additional Securities; provided that if such additional Securities have the same CUSIP number as the Securities initially issued hereunder, such additional Securities must constitute part of the same issue as the Securities initially issued hereunder for U.S. Federal income tax purposes.”

d. Section 4.09(c) of the Indenture is hereby deleted in its entirety and replaced with the following:

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(c) If any of the following events shall occur with respect to the Privately Placed Notes (each a “Registration Default”), then the Company shall pay Additional Interest to the Holders of the Privately Placed Notes (“Registration Default Interest”) in respect of such Privately Placed Notes as follows:

(i) If the Registration Statement is not filed within 10 Business Days after the Issue Date, Registration Default Interest shall accrue on the Privately Placed Notes at a rate of 1.00% per annum on the principal amount of such Privately Placed Notes for the first 20 days from and including such specified date, and increasing to 2.50% per annum thereafter; provided that such Registration Default Interest shall cease to accrue on the earlier of (a) the date on which the Registration Statement is filed and (b) the first anniversary of the Issue Date;

(ii) If the Registration Statement is not declared effective within 180 days after the Issue Date, Registration Default Interest shall accrue on the Privately Placed Notes at a rate of 2.50% per annum on the principal amount of such Privately Placed Notes (in addition to any amounts accruing pursuant to clause (i) above, if applicable); provided that such Registration Default Interest shall cease to accrue on the earlier of (a) the date on which the Registration Statement is declared effective and (b) the first anniversary of the Issue Date; and

(iii) If the Registration Statement has been declared effective but thereafter ceases to be effective or available for the resale of all shares of Common Stock issued or issuable upon conversion of the Privately Placed Notes at any time prior to the first anniversary of the Issue Date and such failure exists for more than 30 consecutive days or more than 60 days (whether or not consecutive) during the period prior to the first anniversary of the Issue Date, then commencing on the 31st day or 61st day, as applicable, following the date on which such Registration Statement ceases to be effective, Registration Default Interest shall accrue on such Privately Placed Notes at a rate of 2.50% per annum of the principal amount of such Privately Placed Notes from and including such 31st day or 61st day, as applicable; provided that such Registration Default Interest shall cease to accrue on the earlier of (a) the date on which the Registration Statement is available for the resale of all shares of Common Stock issued or issuable upon conversion of such Privately Placed Notes and (b) the first anniversary of the Issue Date. The provisions of this clause (iii) shall apply to successive failures (as described in the immediately preceding sentence) to maintain effectiveness of the Registration Statement.

e. Section 4.09(d) of the Indenture is hereby deleted in its entirety and replaced with the following:

(d) Additional Interest payable in accordance with Sections 4.09(a), 4.09(b), if applicable with respect to the Privately Placed Notes, 4.09(c), and, if applicable pursuant to the terms of additional Securities issued hereunder, shall be payable in arrears on each Interest Payment Date for the applicable Securities following accrual in the same manner as regular interest on the applicable Securities and shall be in addition to, not in lieu of, any Additional Interest that may accrue under Section 6.02(b) as the sole remedy relating to the Company’s failure to comply with Section 4.03(b).

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f. Section 6.02(b) of the Indenture is hereby amended by deleting the third sentence thereof in its entirety and replacing with the following:

Additional Interest payable pursuant to this Section 6.02(b) shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.09(a), Section 4.09(b), if applicable in respect of the Privately Placed Notes, Section 4.09(c), and if applicable pursuant to the terms of additional Securities issued hereunder.

g. Exhibit A of the Indenture is hereby amended by striking the reference in Section 1 thereof to “May 22, 2013” in its entirety and replacing with “[May 22, 2013]1[______, 2013]2”.

h. Exhibit A of the Indenture is hereby amended by deleting Section 14 thereof in its entirety and replaced with the following:

[14. Registration Rights. The Holders are entitled to the benefits of the Exchange Agreements. In the event of a Registration Default, the Holder shall be entitled to Additional Interest as specified in Section 4.09(c) until the Registration Default is cured.]1

i. Exhibit A of the Indenture is hereby amended by inserting the following footnotes on the appropriate page corresponding to the footnote reference:

1. To be used with respect to the Privately Placed Notes.

2. To be used with respect to Securities other than the Privately Placed Notes.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Trustee’s Disclaimer. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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6. Counterparts. This Supplemental Indenture may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

8. Conflict with the Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

The Company:

JAMES RIVER COAL COMPANY

by
______________________________________
Name:
Title:

The Trustee:

U.S. BANK NATIONAL ASSOCIATION

by
______________________________________
Name:
Title:

[Signature pages continue]

[Signature Page to Supplemental Indenture (Corrective Supplemental Indenture)

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The Subsidiary Guarantors:

BDCC HOLDING COMPANY, INC.

BELL COUNTY COAL CORPORATION

BLEDSOE COAL CORPORATION

BLEDSOE COAL LEASING COMPANY

BLUE DIAMOND COAL COMPANY

EOLIA RESOURCES, INC.

IRP GP HOLDCO LLC

IRP LP HOLDCO INC.

JAMES RIVER COAL SALES, INC.

JAMES RIVER COAL SERVICE COMPANY

JAMES RIVER ESCROW INC.

JELLICO MINING, LLC

JOHNS CREEK COAL COMPANY

JOHNS CREEK ELKHORN COAL CORPORATION

JOHNS CREEK PROCESSING COMPANY

LEECO, INC.

MCCOY ELKHORN COAL CORPORATION

SHAMROCK COAL COMPANY, INCORPORATED

TRIAD MINING, INC.

TRIAD UNDERGROUND MINING, LLC

INTERNATIONAL RESOURCE PARTNERS LP

INTERNATIONAL RESOURCES HOLDINGS I LLC

IRP WV CORP.

INTERNATIONAL RESOURCES HOLDINGS II LLC

INTERNATIONAL RESOURCES, LLC

HAMPDEN COAL COMPANY, LLC

ROCKHOUSE CREEK DEVELOPMENT, LLC

CHAFIN BRANCH COAL COMPANY, LLC

SNAP CREEK MINING, LLC

LOGAN & KANAWHA COAL CO., LLC

IRP KENTUCKY LLC

LAUREL MOUNTAIN RESOURCES LLC

BUCK BRANCH RESOURCES LLC

On behalf of each of the above named entities

by

______________________________________

Name:

Title:

[Signature Page to Supplemental Indenture (Corrective Supplemental Indenture)

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